Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126695) of Particle Drilling Technologies, Inc. of our report dated December 14, 2005, except for Note 2 as to which the date is February 14, 2006 relating to the consolidated financial statements of Particle Drilling Technologies, Inc., which appear on Form 10-K.

/s/ UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP

Houston, Texas
December 14, 2006